Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 27, 2003 with respect to the consolidated financial statements of IDS Life Insurance Company and to the use of our report dated March 21, 2003 with respect to the financial statements of IDS Life Variable Account 10 - American Express Retirement Advisor Advantage Plus Variable Annuity / American Express Retirement Advisor Select Plus Variable Annuity comprised of the segregated asset subaccounts included therein in Post-Effective Amendment No. 21 to the Registration Statement (Form 485A, No. 333-79311) for the registration of the American Express Retirement Advisor Advantage Plus Variable Annuity / American Express Retirement Advisor Select Plus Variable Annuity offered by of IDS Life Insurance Company.





/s/ Ernst & Young LLP
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    Ernst & Young LLP
    Minneapolis, Minnesota
    January 23, 2004